Exhibit 10.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED DOMINO’S PIZZA, INC.

EMPLOYEE STOCK PAYROLL DEDUCTION PLAN DATED DECEMBER 31, 2013

Effective as of January 1, 2019

WHEREAS, Domino’s Pizza, Inc. (the “Company”) previously adopted the Amended and Restated Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan dated December 31, 2013 (the “Plan”); and

WHEREAS, Section 20 of the Plan allows the Board of Directors of the Company (the “Board”) to amend the Plan at any time and without notice; and

WHEREAS, the Board wishes to amend the Plan to remove the deemed termination of a Participant’s payroll deduction authorization as of the date a Participant takes hardship distribution from the Domino’s Pizza 401(k) Savings Plan.

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2019, as follows:

1. Section 9 of the Plan is hereby replaced and amended with the following:

“A Participant who holds an Option under the Plan may at any time prior to exercise thereof cancel all (but not less than all) of his or her remaining Option or terminate his or her participation in the Plan in the form and manner specified by the Company and with such prior notice as the Company may require. Upon such cancellation or termination, the balance in the Participant’s withholding account will be retained in the Participant’s account and applied to the deemed exercise of the Option at the end of the Exercise Period.

No Participant or Employee who has made a hardship withdrawal from the Domino’s Pizza 401(k) Savings Plan will be deemed as a result of such withdrawal to terminate his or her payroll deduction authorization under the Plan or to revoke participation in the Plan for Option Periods beginning on and after January 1, 2019.”

2. Any capitalized terms used in this Amendment have the meanings set forth in the Plan.

3. Except as provided herein, no other changes are being made to the Plan.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its authorized officer and attested all on this 23rd day of April, 2019.

DOMINO’S PIZZA, INC.

By: /s/ Jeffrey D. Lawrence
Name: Jeffrey D. Lawrence
Title:	Executive Vice President and Chief Financial Officer